Exhibit 99.1
                           SPEEDWAY MOTORSPORTS, INC.

                   $70,000,000 5 3/4% Convertible Subordinated
                               Debentures due 2003



                               PURCHASE AGREEMENT





WHEAT, FIRST SECURITIES, INC.
MONTGOMERY SECURITIES
J.C. BRADFORD & CO.
c/o Wheat, First Securities, Inc.
Riverfront Plaza
901 East Byrd Street
Richmond, Virginia 23219                                      September 26, 1996

Ladies and Gentlemen:

         Speedway Motorsports, Inc., a Delaware corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to Wheat, First Securities, Inc., Montgomery Securities and J.C. Bradford & Co. (collectively, the "Initial Purchasers," which term shall also include any Initial Purchaser substituted as hereinafter provided in Section 9 hereof), the respective principal amounts set forth in Schedule I hereto of $70,000,000 in aggregate principal amount of the Company's 5 3/4% Convertible Subordinated Debentures due 2003 (the "Debentures") with such terms as are set forth in
Schedule II. The Company also proposes to grant to the Initial Purchasers, acting severally and not jointly, an option to purchase all or any part of an additional $7,000,000 principal amount of Debentures to cover over- allotments, if any. Such $70,000,000 aggregate principal amount of Debentures are herein called the "Firm Securities," and the $7,000,000 aggregate principal amount of Debentures are herein called the "Optional Securities." The Firm Securities and the Optional Securities that the Initial Purchasers elect to purchase pursuant to Section 2 hereof are collectively called the "Securities."

         The Debentures are to be issued pursuant to an indenture, dated as of September 1, 1996 (the "Indenture"), between the Company and First Union National Bank of North Carolina, as trustee (the "Trustee"). The Debentures are convertible into shares of common stock, par value $.01 per share, of the Company (the "Common Stock") in accordance with the terms of the Securities and the Indenture, at the conversion price specified in Schedule II hereto. The shares of Common Stock issuable upon conversion of the Debentures are herein referred to as the "Underlying Stock."

         The Securities will be offered and sold to the Initial Purchasers pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the "Securities Act"), and the Initial Purchasers propose to resell the Securities to qualified institutional buyers (as defined in Rule 144A ("Rule 144A") under the Securities Act) ("Qualified Institutional Buyers") in compliance with Rule 144A, to institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) ("Institutional Accredited Investors"), and to certain persons outside the United States in reliance on Regulation S under the Securities Act ("Regulation S") (collectively, "Subsequent Purchasers"). Upon original issuance of the Securities and until such time as the Company deems that it is no longer required under the Securities Act, the certificates representing the Debentures and the Underlying Stock issuable upon conversion of the Debentures (and all securities issued in exchange of any therefor or in substitution of any thereof) shall bear the legend set forth on Exhibit A.

         The Company has prepared and delivered to each Initial Purchaser copies of a preliminary offering memorandum dated September 12, 1996 (the "Preliminary Offering Memorandum") and has prepared and will deliver to each Initial Purchaser, on the date hereof copies of a final offering memorandum dated September 26, 1996 (the "Final Offering Memorandum"), each to be used by such Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Securities. "Offering Memorandum" means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement to either such document), including exhibits thereto and any documents incorporated therein by reference, which has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of purchases of, or offering of, the Securities.

         Holders (including subsequent transferees) of the Debentures will have the registration rights set forth in the Registration Rights Agreement (the "Registration Rights Agreement"), dated concurrently herewith. Pursuant to the Registration Rights Agreement, the Company has agreed to file with the Securities and Exchange Commission (the "Commission") a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement") to cover public resales of the Debentures and the Underlying Stock by the Holders thereof.

         All references in this Agreement to financial statements and other information which is "contained," "included" or "stated" in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and other information which is incorporated by reference in the Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934 (the "Exchange Act") which is

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

incorporated by reference in the Offering Memorandum. Capitalized terms used herein without definition have the respective meanings specified therefor in the Offering Memorandum. For purposes hereof, "Rules and Regulations" means the rules and regulations adopted by the Commission under the Securities Act, the Exchange Act or the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), as applicable.

1.       Representations and Warranties.

         The Company represents and warrants to, and agrees with, the Initial Purchasers that:

         (a) The Offering Memorandum, as of its date, together with each amendment or supplement thereto, as of its date, contains all the information that, if requested by a prospective purchaser, would be required to be provided pursuant to Rule 144A(d)(4) under the Securities Act. The Offering Memorandum does not, and at each Delivery Date will not, and any amendment or supplement thereto, if any, as of its date, will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to information related to the terms of the Securities omitted from the Preliminary Offering Memorandum due to the preliminary nature thereof or information contained in or omitted from the Offering Memorandum (or any supplement or amendment thereto) in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Initial Purchaser specifically for use therein (the "Initial Purchasers' Information"). The parties acknowledge and agree that the Initial Purchasers' Information consists solely of the last paragraph at the bottom of the front cover page covering the terms of the offering by the Initial Purchasers, the legend concerning over-allotment on page 3 and the third, fourth and sixth paragraphs under the caption "Plan of Distribution" in the Offering Memorandum. The Company is subject to Section 13 or 15(d) of the Exchange Act.

         (b) The Offering Memorandum as delivered from time to time shall incorporate by reference the most recent Annual Report of the Company on Form 10-K filed with Securities and Exchange Commission (the "Commission") and each Quarterly Report of the Company on Form 10-Q and each Current Report of the Company on Form 8-K filed with the Commission since the filing of the then most recent Annual Report of the Company on Form 10-K. The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum at the time they were or hereafter are filed with the Commission comply, and will comply, in all material respects as to both form and substance with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder, when read together with the other information in the Offering Memorandum, at the date of the Offering Memorandum and at each Delivery Date, and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

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

         (c) If the Offering Memorandum were a prospectus included in a registration statement on Form S-3 under the Securities Act, the Offering Memorandum and any amendments or supplements thereto would comply as to form in all material respects to the requirements of the Securities Act and the Rules and Regulations thereunder.

         (d) Exhibit B hereto contains a complete and correct list of all active subsidiaries of the Company (the "Subsidiaries"). The Company and the Subsidiaries do not own more than 5% of the equity interests of any other business entities other than shares of publicly-held companies held solely for investment and other than 50% of the outstanding capital stock of North Wilkesboro Speedway, Inc., a North Carolina corporation ("NWS"), owned by the Company. For purposes hereof, "Material Subsidiaries" means Atlanta Motor Speedway, Inc., Bristol Motor Speedway, Inc., Charlotte Motor Speedway, Inc., Texas Motor Speedway, Inc. d/b/a/ Texas International Raceway, Inc., and 600 Racing Inc.

         (e) Neither the Company nor any of the Material Subsidiaries nor, to the Company's knowledge, NWS have sustained since the date of the latest audited financial statements included in the Offering Memorandum any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum. Since the respective dates as of which information is given in the Offering Memorandum, there has not been any change in the outstanding capital stock or long-term debt of the Company or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company, otherwise than as set forth or contemplated in the Offering Memorandum.

         (f) The Company, each of the Material Subsidiaries and, to the Company's knowledge, NWS have good and marketable title in fee simple to all real property and good and marketable title to all material items of personal property owned by them, free and clear of all liens, encumbrances and defects except such as are described in the Offering Memorandum or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and the Material Subsidiaries. Any real property and buildings held under lease by the Company or any of the Material Subsidiaries are held by it under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or such Material Subsidiaries.

         (g) The Company, each of the Subsidiaries and, to the Company's knowledge, NWS have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, with power and authority (corporate and other) to own or lease their respective properties and conduct their respective businesses as described in the Offering Memorandum, and each has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to so qualify would not result in a material adverse effect on the consolidated financial position,

                                      -4-
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shareholders' equity or results of operations of the Company and the
Subsidiaries and NWS taken as a whole.

         (h) The Company has an authorized capitalization as set forth in the Offering Memorandum and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and conform to the description of the capital stock of the Company contained in the Offering Memorandum; except as described in the Offering Memorandum, there are no preemptive or other similar rights to subscribe for or to purchase any securities of the Company; except as described in the Offering Memorandum, there are no warrants, options or other similar rights to purchase any securities of the Company.

         (i) Except as described in the Offering Memorandum, all outstanding shares of capital stock of each of the Subsidiaries and all outstanding shares of capital stock of NWS owned by the Company are owned by the Company, either directly or through wholly-owned subsidiaries, free and clear of any perfected security interest and any other security interest, claim, lien or encumbrance.

         (j) The Debentures will be issued pursuant to the terms and conditions of the Indenture, and the Indenture and the Registration Rights Agreement will each conform to the description thereof contained in the Offering Memorandum. At each Delivery Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act and the Rules and Regulations applicable to an indenture which is qualified thereunder. The Debentures have been duly authorized and, when validly authenticated, issued, delivered and paid for in the manner contemplated by the Indenture, will be duly authorized, validly issued and outstanding obligations of the Company entitled to the benefits of the Indenture. The shares of Common Stock issuable upon conversion of the Debentures will, upon such issuance, be duly authorized, validly issued, fully paid and non-assessable, and the Company has duly authorized and reserved for issuance upon conversion of the Debentures the shares of Common Stock issuable upon such conversion. The Debentures and the Underlying Stock are not and will not be subject to any preemptive or other similar rights of any securityholder of the Company or any of the Subsidiaries; all corporate action required to be taken for the authorization, issue and sale of the Debentures and the Underlying Stock has been duly and validly taken; and the form of certificates evidencing the Debentures and the Underlying Stock complies with all formal requirements of Delaware law. Upon the issuance and delivery pursuant to the terms of this Agreement and the Indenture of the Debentures to be sold by the Company hereunder and thereunder, the Initial Purchasers will acquire good and marketable title thereto free and clear of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction or equity of any kind whatsoever.

         (k) The Company has full legal right, power and authority to authorize, issue, deliver and sell the Debentures and the Underlying Stock upon conversion of the Debentures, to enter into this Agreement, the Indenture and the Registration Rights Agreement and to consummate the transactions provided for in such agreements. This Agreement has been duly and properly authorized, executed and delivered by the Company and when the Company has duly executed and delivered the Registration Rights Agreement and the Indenture (and assuming the due execution and delivery thereof by the other parties thereto), each such agreement will constitute a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms. None of

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the Company's issue and sale of the Debentures and the Underlying Stock upon the conversion of the Debentures, the execution or delivery of this Agreement, the Indenture and the Registration Rights Agreement, its performance hereunder and thereunder, its consummation of the transactions contemplated herein and therein or the conduct by it and the Material Subsidiaries of their businesses as described in the Offering Memorandum or any amendments or supplements thereto will conflict with or result in a breach or violation of any terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Material Subsidiaries is a party or by which any of the property or assets of the Company or any of the Material Subsidiaries is bound or to which any of the property or assets of the Company or any of the Material Subsidiaries is subject, nor will such action result in any violation of the provisions of the Certificate of Incorporation or bylaws of the Company (each as amended to date the "Charter" and "Bylaws", respectively) or the articles of incorporation or bylaws of any of the Material Subsidiaries or any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Material Subsidiaries or any of their properties.

         (l) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body having jurisdiction over the Company or any of the Material Subsidiaries or any of the properties is required for the issue and sale of the Debentures, and the Underlying Stock upon conversion of the Debentures, or the consummation by the Company of the transactions contemplated by this Agreement, the Indenture, or the Registration Rights Agreement, except such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Act and under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Initial Purchasers.

         (m) There are no legal or governmental proceedings pending to which the Company or any of its Subsidiaries or, to the Company's knowledge, NWS is a party or of which any property of the Company or any of its Subsidiaries or NWS is the subject, other than as set forth or contemplated in the Offering Memorandum, which (i) if determined adversely to the Company or any of its Subsidiaries or NWS, would individually or in the aggregate, have a material adverse effect on the financial position, shareholders' equity or results of operations of the Company, the Subsidiaries and NWS taken as a whole or (ii) questions the validity of the capital stock of the Company or any of the Subsidiaries or NWS, this Agreement, the Indenture, the Registration Rights Agreement or of any action taken or to be taken by the Company or any of the Subsidiaries pursuant to or in connection with this Agreement, the Indenture or the Registration Rights Agreement and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or by others.

         (n) Deloitte & Touche LLP, who have certified certain financial statements of the Company and the Subsidiaries, are independent public accountants as required by the Securities Act and the Rules and Regulations thereunder.

         (o) All employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) established, maintained or contributed to by the Company comply in all material respects with the requirements of ERISA and no employee

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pension benefit plan (as defined in Section 3(2) of ERISA) has incurred or assumed an "accumulated funding deficiency" within the meaning of Section 302 of ERISA or has incurred or assumed any material liability (other than for the payment of premiums) to the Pension Benefit Guaranty Corporation.

         (p) The combined financial statements of the Company and the Subsidiaries, together with related notes, as set forth in the Offering Memorandum present fairly the financial position and the results of operations of the Company and the Subsidiaries at the indicated dates and for the indicated periods; such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied throughout the periods presented except as noted in the notes thereon, and all adjustments necessary for a fair presentation of results for such periods have been made; and the selected financial information included in the Offering Memorandum presents fairly the information shown therein and has been compiled on a basis consistent with the financial statements presented therein.

         (q) The Company, each of the Material Subsidiaries and, to the Company's knowledge, NWS has filed all federal, state and foreign income tax returns which have been required to be filed (or has received an extension with respect thereto), and has paid, or made adequate reserves for, all taxes indicated by said returns and all assessments received by them to the extent that such taxes have become due and are not being contested in good faith.

         (r) Neither the Company nor any of the Material Subsidiaries nor, to the Company's knowledge, NWS is in violation of any international, federal or state law, regulation, or treaty relating to the storage, handling, transportation, treatment or disposal of hazardous substances (as defined in 42 U.S.C. Section 9601) or hazardous materials (as defined by any international, federal or state law or regulation) or other waste products, which violation is reasonably likely to result in a material adverse effect on the financial condition or business operations or properties of the Company, the Subsidiaries and NWS taken as a whole. The Company, each of the Material Subsidiaries and, to the Company's knowledge, NWS have received all material permits, licenses or other approvals as may be required of them under applicable international, federal and state environmental laws and regulations to conduct their business as described in the Offering Memorandum. The Company, each of the Material Subsidiaries and, to the Company's knowledge, NWS are in compliance in all material respects with the terms and conditions of any such permit, license or approval. Neither the Company nor any of the Material Subsidiaries nor, to the Company's knowledge, NWS has received any notices or claims that it is a responsible party or a potentially responsible party in connection with any claim or notice asserted pursuant to 42 U.S.C. Section 9601 et seq. or any state superfund law. The disposal by the Company or any Subsidiary or, to the Company's knowledge, NWS of any of the Company's, each Material Subsidiary's and, to the Company's knowledge, NWS's hazardous substances, hazardous materials and other waste products has been lawful.

         (s) No relationship, direct or indirect, exists between or among the Company or any of the Material Subsidiaries, on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of the Material Subsidiaries on the other hand, that would be required by the Securities Act or the Exchange Act, or by the Rules and Regulations thereunder to be described in the Offering Memorandum, if the Offering Memorandum were a prospectus included

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

in a registration statement on Form S-3 under the Securities Act, or documents incorporated by reference therein that is not so described.

         (t) Neither the Company nor any of the Material Subsidiaries has taken and none of such entities will take, directly or indirectly, any action that is designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Debentures or otherwise.

         (u) Each of the Company and the Material Subsidiaries owns or possesses, or can acquire on reasonable terms, adequate licenses, copyrights, trademarks, service marks and trade names (collectively, "intellectual property") necessary to carry on its business as presently operated by it, except where the failure to own or possess or have the ability to acquire any such intellectual property would not, individually or in the aggregate, have a material adverse effect on the Company and the Subsidiaries taken as a whole, and neither the Company nor any of the Material Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any intellectual property or of any facts which would render any intellectual property invalid or inadequate to protect the interest of the Company or any of the Material Subsidiaries therein and which infringement or conflict could have a material adverse effect on the Company and the Subsidiaries taken as a whole.

         (v) Except as described in the Offering Memorandum, the Company and the Material Subsidiaries maintain insurance of the types and in the amounts that are reasonable or required for the business operated by them, all of which insurance is in full force and effect.

         (w) The Company and each of the Material Subsidiaries holds and are operating in compliance, in all material respects, with all franchises, grants, authorizations, licenses, permits, easements, consents, certificates and orders of any governmental or self-regulatory body (except with respect to environmental matters which are governed by Section 1(r) hereof) required for the conduct of their respective businesses as presently being conducted ("licenses") and all licenses are valid and in full force and effect, and the Company, and each of the Material Subsidiaries are in compliance, in all material respects, with all laws, regulations, orders and decrees applicable to them.

         (x) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (y) There is no document or contract of a character required to be described in the Offering Memorandum, if the Offering Memorandum were a prospectus included in a registration statement on Form S-3 under the Securities Act, which is not described as required. All such

                                      -8-
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documents and contracts to which the Company or a Material Subsidiary is a party constitute valid and binding agreements of the Company.

         (z) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act and will not be, at each Delivery Date, of the same class as securities listed on a National Securities Exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated interdealer quotation system. The Debentures are eligible for trading in the Private Offerings, Resale and Trading through Automated Linkages ("PORTAL") Market (and, after the Shelf Registration Statement, will be eligible for trading on the New York Stock Exchange) and the Underlying Stock has been approved for listing on the New York Stock Exchange. The Common Stock is listed on the New York Stock Exchange.

         (aa) The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Offering Memorandum will not be, an "investment company," a company controlled by an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

         (ab) None of the proceeds of the sale of the Debentures will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Debentures to be considered a "purpose credit" within the meanings of Regulation G, T, U or X of the Board of Governors of the Federal Reserve Board.

         (ac) Neither the Company nor any affiliate (as such term is defined in Rule 501(b) under the Securities Act) of the Company has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Securities Act), which is or will be integrated with the sale of the Debentures in a manner that would require the registration of the Debentures under the Securities Act.

         (ad) With respect to those Securities sold in reliance on Regulation S,
(i) none of the Company, its affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representations) has engaged or will engage in any directed selling efforts as that term is defined in Regulation S, and (ii) each of the Company and its affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representations) has complied and will comply with the offering restrictions requirements of Regulation S. There is no "substantial U.S. Market interest" as defined in Regulation S for the Securities or any security of the same class as the Securities.

         (ae) None of the Company, any affiliate (as such term is defined in Rule 501(b) under the Securities Act) of the Company and any other person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representations) has engaged, in connection with the offering of the Debentures, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

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

         (af) Assuming the accuracy of the Initial Purchasers' representations in Section 3 hereof and their compliance with the agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Debentures to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Offering Memorandum, to register the Debentures under the Securities Act, or to qualify the Indenture under the Trust Indenture Act.

2.       Purchase and Sale.

         On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Initial Purchasers, and each of the Initial Purchasers agrees, severally and not jointly, to purchase from the Company the Firm Securities in the respective principal amounts set forth on
Schedule I at the purchase price equal to 97.5% of the principal amount thereof.

         In addition, on the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the Company hereby grants to the Initial Purchasers the right to purchase at their election any or all of the Optional Securities in the respective principal amounts set forth on Schedule I at a purchase price equal to 97.5% of the principal amount thereof plus accrued interest from the First Delivery Date to the Second Delivery Date, for the sole purpose of covering over-allotments in the sale of the Firm Securities. Any such election to purchase Optional Securities may be exercised no more than once by written notice from you to the Company, given within a period of 30 days after the date of this Agreement, setting forth the aggregate amount of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by you but in no event earlier than the First Delivery Date (as defined in Section 4 hereof) or, unless you otherwise agree in writing, earlier than two or later than 10 business days after the date of such notice.

3.       Subsequent Offers and Resales of the Securities.

         (a) The Initial Purchasers have advised the Company that they propose to offer the Securities for resale upon the terms and conditions set forth in this Agreement. Each Initial Purchaser hereby severally represents and warrants to, and agrees with, the Company that (i) such Initial Purchaser is a Qualified Institutional Buyer and (ii) will solicit offers for such Securities only from, and will offer such Securities only (x) to persons who it reasonably believes are Qualified Institutional Buyers in transactions meeting the requirements of Rule 144A, (y) to a limited number of persons reasonably believed by such Initial Purchaser to be Institutional Accredited Investors, or (z) outside the United States to certain persons in reliance on Regulation S under the Securities Act, as more fully set forth in the case of clauses (x) and (y) in
Section 3(b)(i) below.

         (b) Each Initial Purchaser further severally represents and warrants to, and agrees with, the Company that:

                  (i) Such Initial Purchaser acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S

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         or pursuant to an exemption from the registration requirements of the
         Securities Act; that it has offered and sold the Securities, and will offer and sell the Securities, (x) as part of their distribution at any time and (y) otherwise until 40 days after the later of the commencement of the offering of the Securities and the First Delivery Date, only, in the case of either (x) or (y) above, in accordance with Rule 903 under the Securities Act or Rule 144A or to a limited number of Institutional Accredited Investors in accordance with subsection
         (ii) and accordingly, (A) neither the Initial Purchasers nor their affiliates, nor any persons acting on their behalf, have engaged or will engage in any directed selling efforts within the meaning of Rule 901(b) of Regulation S with respect to the Securities, (B) the Initial Purchasers, their affiliates and all persons acting on their behalf have complied and will comply with the offering restrictions requirements of Regulation S at or prior to confirmation of sale of the Securities, other than a sale pursuant to Rule 144A or a sale to an Institutional Accredited Investor in accordance with subsection (ii), and (C) the Initial Purchasers will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchases the Securities from the Initial Purchasers during the restricted period a confirmation or notice substantially to the following effect:

                  "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the date of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meanings given to them by Regulation S."

         Terms used in this paragraph have the meanings given to them by Regulation S.

                  (ii) Such Initial Purchaser has offered, or may offer and sell, Securities to institutions, each of which is reasonably believed by such Initial Purchaser to be an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act or an entity in which all of the equity owners are accredited investors within the meaning of Rule 501(a)(1), (2), (3), or (7) under the Securities Act; provided that each such Institutional Accredited Investor executes and delivers to the Initial Purchasers and the Company, prior to the consummation of any sale of Securities to such Institutional Accredited Investor, an Initial Purchaser's Letter in substantially the form attached as Exhibit A to the Offering Memorandum (an "Initial Purchaser's Letter").

                  (iii) Such Initial Purchaser will not offer or sell the Securities purchased from the Company hereunder in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act, including, but not limited to (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising; provided, however, that such limitation shall not preclude the Initial Purchasers from placing any tombstone announcement with respect to the resale by the Initial Purchasers of the Securities, provided that such announcement is not prohibited by Regulation S.

                  (iv) With respect to resales made in reliance on Rule 144A, other than through PORTAL, of any of the Securities purchased from the Company hereunder, the Initial Purchasers will deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

                  (v) The Initial Purchasers (A) have not offered or sold, and will not offer or sell in the United Kingdom, by means of any document, any Securities other than (1) to persons whose ordinary business it is to buy or sell shares or debentures, whether as a principal or agent, or (2) in circumstances which do not constitute an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (B) have complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom, and (C) have only issued or passed on and will only issue or pass on to any person in the United Kingdom any document received by it in connection with the issue of the Securities if the person is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1995 or is a person to whom the document may otherwise lawfully be issued or passed on.

         (c) Each Initial Purchaser severally warrants and agrees that it has not entered, and will not enter, into any contractual arrangement with respect to the distribution of the Securities other than the Agreement Among Initial Purchasers between the Initial Purchasers dated the date hereof, except with its affiliates or with the prior written consent of the Company.

4.       Delivery and Payment.

         Certificates in definitive form for the Securities to be purchased by each Initial Purchaser hereunder, and in such denominations and registered in such names as Wheat, First Securities, Inc. may request upon at least two business days' prior notice to the Company shall be delivered by or on behalf of the Company to Wheat, First Securities, Inc., for the account of each Initial Purchaser, against payment by such Initial Purchaser or on its behalf of the purchase price therefor. Payment of the purchase price for the Securities shall be made by wire transfer of immediately available funds all at the offices of Wheat, First Securities, Inc., Riverfront Plaza, 901 East Byrd Street, Richmond, Virginia. The time and date of such delivery and payment shall be, with respect to the Firm Securities, 10:00 a.m., Richmond, Virginia time, on October 1, 1996 or at such other time and date as you and the Company may agree upon in writing, and, with respect to the Optional Securities, 10:00 a.m., Richmond, Virginia time, on the date specified by you in the written notice given by you (consistent with Section 2 hereof) of the Initial Purchasers' election to purchase such Optional Securities, or at such other time and date as you and the Company may agree upon in writing. Such time and date for delivery of the Firm Securities is herein called the "First Delivery Date," such time and date for delivery of the Optional Securities, if not the First Delivery Date, is herein called the

"Second Delivery Date," and each such time and date for delivery is herein called a "Delivery Date." At least twenty- four hours prior to each Delivery Date, the Company shall deliver to The Depository Trust Company ("DTC") a global certificate or certificates registered in the name of Cede & Co., the nominee of DTC, and representing all Securities the beneficial interests in which are to be sold to Qualified Institutional Buyers (collectively, the "Global Security"). The interests of such beneficial owners will be represented by book entries on the records of DTC and participating members thereof. Any Securities sold to Institutional Accredited Investors that are not Qualified Institutional Buyers or outside the United States to a non-U.S. person within the meaning of Regulation S under the Securities Act in a transaction meeting the requirements of Rule 904 under the Securities Act shall be issued in definitive fully registered form (collectively, the "Certificated Security"), and in such denominations ($1,000 or integral multiples thereof) and registered in such names as the Initial Purchasers may request upon at least forty-eight hours' prior written notice to the Company, and shall bear the legend relating thereto set forth on Exhibit A. The Global Security and the Certificated Securities shall be made available for examination by the Initial Purchasers in The City of New York at 10:00 A.M. on the business day immediately preceding the First Delivery Date or the Second Delivery Date, as the case may be.

5.       Agreements of the Company.

         The Company agrees with the Initial Purchasers as follows:

         (a) During the period ending 90 days after the date hereof to advise the Initial Purchasers promptly and, if requested, confirm such advice in writing, of the happening of any event which makes any statement of a material fact made in the Offering Memorandum untrue or that requires the making of any additions to or changes in the Offering Memorandum (as amended or supplemented from time to time) in order to make the statements therein, in light of the circumstances under which they were made, not misleading; to advise the Initial Purchasers promptly of any order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum, of the suspension of the qualification of the Debentures for offering or sale in any jurisdiction and of the initiation or threatening of any proceeding for any such purpose; and to use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of the Preliminary Offering Memorandum or of the Offering Memorandum or suspending any such qualification and, if any such suspension is issued, to use its reasonable best effort to obtain the lifting thereof at the earliest possible time.

         (b) To furnish promptly to the Initial Purchasers and counsel for the Initial Purchasers, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum (and of any amendments or supplements thereto) as may be reasonably requested; to furnish to the Initial Purchasers on the date hereof a copy of the independent accountants' report included in the Offering Memorandum signed by the accountants rendering such report; and the Company hereby consents to the use of the Preliminary Offering Memorandum and the Offering Memorandum, and any amendments and supplements thereto, in connection with resales of the Debentures to the Subsequent Purchasers.

         (c) If the delivery of the Offering Memorandum is required at any time in connection with the sale of the Debentures and if at such time any events shall have occurred as a result of which the Offering Memorandum as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when the Offering Memorandum is delivered, not misleading, or if for any other reason it shall be necessary at such time to amend or supplement the Offering Memorandum in order to comply with any law, to notify the Initial Purchasers immediately thereof, and to promptly prepare and furnish to the Initial Purchasers an amended Offering Memorandum or a supplement to the Offering Memorandum so that statements in the Offering Memorandum, as so amended or supplemented, will not, in light of the circumstances under which they were made when it is so delivered, be misleading, or so that the Offering Memorandum will comply with applicable law. The Initial Purchasers' delivery of any such amendment or supplement shall not constitute a waiver of any of the conditions set forth in
Section 7 hereof.

         (d) During the three-year period following the First Delivery Date, for so long as and at any time that it is not subject to Section 13 or 15(d) of the Exchange Act, upon request of any holder of the Debentures, to furnish to such holder, and to any prospective purchaser or purchasers of the Debentures designated by such holder, information satisfying the requirements of Rule 144A(d)(4) under the Securities Act. This covenant is intended to be for the benefit of the holders from time to time of the Debentures, and prospective purchasers of the Debentures designated by such holders.

         (e) In connection with the offering of the Debentures, to make its officers, employees, independent accountants and legal counsel reasonably available upon request by the Initial Purchasers.

         (f) To use its reasonable best efforts to do and perform all things required to be done and performed under this Agreement by it that are within its control prior to or after the First Delivery Date and to use reasonable efforts to satisfy all conditions precedent on its part to the delivery of the Debentures.

         (g) Except following the effectiveness of the Shelf Registration Statement, to not authorize or knowingly permit any person acting on its or their behalf to, solicit any offer to buy or offer to sell the Debentures by means of any form of general solicitation or general advertising (as such terms are used in Regulation D under the Securities Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

         (h) To not, and to use its reasonable best efforts to ensure that no affiliate (as such term is defined in Rule 501(b) under the Securities Act) of the Company will, offer, sell or solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Securities Act) which could be integrated with the sale of the Debentures in a manner that would require the registration of the Debentures under the Securities Act.

         (i) To not, so long as the Debentures are outstanding, be or become, or be or become owned by, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under
Section 8 of the Investment Company Act, or be or become, or be or become owned by, a closed-end investment company required to be registered under Section 8 of the Investment Company Act, but not registered thereunder.

         (j) To cooperate with the Initial Purchasers and counsel for the Initial Purchasers to qualify the Debentures for offering and sale under the securities laws of such jurisdictions as the Initial Purchasers may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Debentures; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process or to subject it to taxation in any jurisdiction where it is not so qualified or so subject.

         (k) To use its reasonable best efforts to comply with the Registration Rights Agreement and all agreements set forth in the representation letters of the Company to The Depository Trust Company relating to the approval of the Debentures for "book-entry" transfers.

         (l) In connection with the offering, until the Initial Purchasers shall have notified the Company of the completion of the resale of the Debentures, to not and to use its reasonable best efforts to not permit any affiliated purchasers (as defined in Rule 10b-6 under the Exchange Act), either alone or with one or more other persons, to bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Debentures, or attempt to induce any person to purchase any Debentures; and to not and to use its reasonable best efforts to not permit any of its affiliated purchasers to make bids or purchases for the purpose of creating actual, or apparent, active trading in or of raising the price of the Debentures.

         (m) Prior to the First Delivery Date, to not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, or business prospects, without the prior consent of the Initial Purchasers, unless in the judgment of the Company and its counsel, and after notification to the Initial Purchasers, such press release or communication is required by law.

         (n) To not take any action prior to the execution and delivery of the Indenture which, if taken after such execution and delivery, would have violated any of the covenants contained in the Indenture.

         (o) To not take any action prior to the First Delivery Date which in the Company's reasonable judgment would require the Offering Memorandum to be amended or supplemented pursuant to Section 5(c) hereof.

         (p) To maintain a transfer agent and, if necessary under the laws of the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for the Common Stock.

         (q) For a period of five (5) years from the date hereof, to use its best efforts to maintain the PORTAL (or after the Shelf Registration Statement, New York Stock Exchange listing) listing of the Debentures, to the extent outstanding, and the New York Stock Exchange listing of the Common Stock.

         (r) For a period of 120 days from the date of the Offering Memorandum, not to offer, sell, contract to sell or otherwise dispose of any securities of the Company (other than the Securities or pursuant to employee stock option plans or pursuant to options, warrants or rights outstanding on the date of this Agreement), without your prior written consent.

         (s) During a period of five years from the date hereof, to furnish to you copies of all reports or other communications (financial or other) furnished to shareholders, and deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request.

         (t) To apply the net proceeds from the sale of the Securities for the purposes set forth in the Offering Memorandum.

6.       Payment of Expenses.

         The Company covenants and agrees with the Initial Purchasers that the Company will pay or cause to be paid all of the following expenses and fees incident to the performance of the obligations of the Company under this Agreement, the Indenture and the Registration Rights Agreement including: (i) the fees, disbursements and expenses of the Company's counsel and accountants and all other expenses in connection with the preparation and printing of any Preliminary Offering Memorandum and the Offering Memorandum and amendments and supplements thereto and the mailing and delivering of copies thereof to the Initial Purchasers; (ii) the cost of reproducing this Agreement, the Indenture, the Registration Rights Agreement, the Blue Sky Survey and any other documents in connection with the offering, purchase, sale and delivery of the Securities;
(iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(j) hereof, including the fees and disbursements of counsel for the Initial Purchasers in connection with such qualification and in connection with the Blue Sky Survey; (iv) the cost of printing, engraving, issuance and delivery of the Debentures; (v) the costs or expenses of any transfer agent or registrar; (vi) fees and expenses of the Trustee, including the Trustee's counsel, in connection with the Indenture and the Debentures; (vii) the fees payable to the New York Stock Exchange incurred in connection with the listing of the Debentures and the Underlying Stock for trading in the PORTAL Market and the New York Stock Exchange, respectively; and (viii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that except as provided in Section 8 and Section 11 hereof, the Initial Purchasers will pay all their own costs and expenses, including the fees of their counsel and any advertising expenses connected with any offers they may make.

7.       Conditions to Obligations of the Initial Purchasers.

         The obligations of the Initial Purchasers hereunder, as to the Securities to be delivered at each Delivery Date, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of such Delivery Date, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

         (a) The Initial Purchasers shall not have advised the Company that the Offering Memorandum, or any supplement or amendment thereto, contains an untrue statement of fact which is material, or omits to state a fact which is material and is required to be stated therein or is necessary to make the statements, in light of the circumstances under which they were made, not misleading. No order suspending the sale of the Securities in any jurisdiction shall have been issued on the Delivery Date and no proceeding for that purpose shall have been initiated or threatened by the Commission.

         (b) Hunton & Williams, counsel for the Initial Purchasers, shall have furnished to you such opinion or opinions, dated such Delivery Date, with respect to the incorporation of the Company, the validity of the Debentures being issued at such Delivery Date and the Underlying Stock, the Offering Memorandum, and other related matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters.

         (c) Parker, Poe, Adams & Bernstein L.L.P., counsel for the Company, shall have furnished to you their written opinion, dated such Delivery Date, in form reasonably satisfactory to you, to the effect that:

                  (i) The Company and the Material Subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation, with corporate power and authority to own or lease their respective properties and conduct their respective businesses as described in the Offering Memorandum.

                  (ii) The Company and each of the Material Subsidiaries have been duly qualified as foreign corporations for the transaction of business and are in good standing under the laws of every other jurisdiction in which they own or lease properties, or conduct any business, so as to require such qualification, except where the failure to so qualify will not result in a material adverse effect on the Company or the Company and the Subsidiaries taken as a whole.

                  (iii) The Company has an authorized capitalization as set forth in the Offering Memorandum, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and nonassessable and conform to the description of the capital stock contained in the Offering Memorandum. Except as described in the Offering Memorandum there are no preemptive or other similar rights to subscribe for or to purchase any securities of the Company. To such counsel's knowledge, except as described in the Offering Memorandum, there are no warrants or options to purchase any securities of the Company.

                  (iv) All of the issued shares of capital stock of the Material Subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable. Except as otherwise set forth in the Offering Memorandum, all outstanding shares of capital stock of the Subsidiaries are owned by the Company either directly or through wholly-owned subsidiaries free and clear, to such counsel's knowledge, of any security interests, claims, liens or encumbrances.

                  (v) The Indenture and the Registration Rights Agreement each conform to the description thereof contained in the Offering Memorandum. At the Delivery Date, the Indenture conforms in all material respects to the requirements of the Trust Indenture Act and the Rules and Regulations applicable to an indenture which is qualified thereunder. The Debentures have been duly authorized and, when validly authenticated, issued, delivered and paid for in the manner contemplated by the Indenture, will be duly authorized, validly issued and outstanding obligations of the Company entitled to the benefits of the Indenture. The shares of Common Stock issuable upon conversion of the Debentures will, upon such issuance in accordance with the terms thereof, be duly authorized, validly issued, fully paid and non-assessable, and the Company has duly authorized and reserved for issuance upon conversion of the Debentures the shares of Common Stock issuable upon such conversion. The Debentures and the Underlying Stock are not and will not be subject to any preemptive or other similar rights of any securityholder of the Company or any of the Subsidiaries. All corporate action required to be taken for the authorization, issue and sale of the Debentures and the Underlying Stock has been duly and validly taken; and the form of certificates evidencing the Debentures and the Underlying Stock complies with all formal requirements of Delaware law.

                  (vi) To such counsel's knowledge, there is no legal or governmental proceeding pending or threatened to which the Company or any of the Subsidiaries is a party or of which any property of the Company or any of the Subsidiaries is the subject, other than as set forth or contemplated in the Offering Memorandum that would be required to be described in the Offering Memorandum, if the Offering Memorandum were a prospectus included in a registration statement on Form S-3 under the Securities Act, and is not so described.

                  (vii) The Company has full corporate right, power and authority to authorize, issue, deliver and sell the Debentures and the Underlying Stock upon conversion of the Debentures, to enter into this Agreement, the Indenture and the Registration Rights Agreement and to consummate the transactions provided for in such agreements. This Agreement has been duly and properly authorized, executed and delivered by the Company. When the Company has duly executed and delivered the Registration Rights Agreement and the Indenture (assuming the due authorization, execution and delivery thereof by the other parties thereto), each such agreement will constitute a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws affecting the rights and remedies of creditors generally and to the general principles of equity, regardless of whether the application of such principles is considered in a proceeding in equity or at law. In addition, rights to indemnification and contribution contained in the Registration Rights Agreement may be limited by federal and state securities laws or public policy relating thereto. None of the Company's: (i) issue and sale of the Debentures and the Underlying Stock upon the conversion of the Debentures; (ii) the execution or delivery of this Agreement, the Indenture and the Registration Rights Agreement; (iii) its performance hereunder and thereunder, or consummation of the transactions contemplated herein and therein will result in a breach or violation of any terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject and which is, in any case, identified on the Certificate of the Chief Financial Officer of the Company attached thereto, nor will such action result in any violation of the provisions of the Charter or Bylaws of the Company or the articles of incorporation or the bylaws of any of the Subsidiaries or of any statute, order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties.

                  (viii) No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties is required for the issue and sale of the Debentures and the Underlying Stock by the Company or the consummation by the Company of the other transactions contemplated by this Agreement, the Indenture, or the Registration Rights Agreement except such as have been obtained under the Securities Act and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Initial Purchasers.

                  (ix) If the Offering Memorandum were a prospectus included in a registration statement on Form S-3 under the Securities Act, the Offering Memorandum and any further amendments and supplements thereto made by the Company prior to such Delivery Date (other than the financial statements and related schedules and data, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations thereunder; such counsel has no reason to believe that, as of such Delivery Date, the Offering Memorandum (other than the financial statements and related schedules and data as to which such counsel need express no opinion) (or, as of its date, any further amendment or supplement thereto made by the Company prior to such Delivery Date) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and such counsel does not know of any contracts or other documents of a character required to be described in the Offering Memorandum, if the Offering Memorandum were a prospectus included in a registration statement on Form S-3 under the Securities Act, which are not described as required.

                  (x) The documents incorporated by reference in the Offering Memorandum (other than the financial statements and the related schedules therein, as to which such counsel need express no opinion), when they were filed with the Commission, complied on their face as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

                  (xi) The portions of the Offering Memorandum (other than the financial statements and related schedules and data as to which such counsel need express no opinion) that purport to provide summaries of material statutes, legal and governmental proceedings and contracts are fair summaries of such statutes, proceedings and contracts.

         Such opinion may be furnished subject to such stated assumptions, limitations and qualifications as shall be acceptable to Hunton & Williams, counsel for the Initial Purchasers.

         (d) At 10:00 a.m., Richmond, Virginia, time, on the date of this Agreement and also at each Delivery Date, Deloitte & Touche LLP shall have furnished to you a letter or letters, dated the respective date of delivery thereof, in form and substance reasonably satisfactory to you, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information relating to the Company and its Subsidiaries contained in the Offering Memorandum.

         (e) (i) Neither the Company nor any of the Material Subsidiaries, nor, to the Company's knowledge, NWS shall have sustained, since the date of the latest audited financial statements included in the Offering Memorandum, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Offering Memorandum, and (ii) since the respective dates as of which information is given in the Offering Memorandum there shall not have been any change in the outstanding capital stock or long-term debt of the Company or any of the Subsidiaries or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, shareholders' equity or results of operations of the Company or any of the Subsidiaries otherwise than as set forth or contemplated in the Offering Memorandum, the effect of which, in any such case described in clause (i) or
(ii) is in your reasonable judgment so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities being delivered at such Delivery Date on the terms and in the manner contemplated by the Offering Memorandum.

         (f) On or after the date hereof there shall not have occurred any of the following: (i) a suspension or material limitation in trading of any of the securities of the Company on the New York Stock Exchange; (ii) any United States federal or state statute, regulation, rule or order of any court, legislative body, agency or other governmental authority shall have been enacted, published, decreed or promulgated or any proceeding or investigation shall have been commenced which, in your reasonable judgment, materially and adversely affects the business or operations of the Company; (iii) a suspension or material limitation in trading in securities generally on the New York Stock Exchange;
(iv) a general moratorium on commercial banking activities in New York or North Carolina declared by either federal or New York or North Carolina authorities;
(v) the outbreak or
escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if any such event specified in this clause (v) would have such a materially adverse effect, in your reasonable judgment, as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Securities being delivered at such Delivery Date on the terms and in the manner contemplated in the Offering Memorandum; or (vi) such a material adverse change in general economic, political, financial or international conditions affecting financial markets in the United States having a material adverse impact on trading prices of securities in general, as, in your reasonable judgment, makes it inadvisable to proceed with the payment for and delivery of the Securities.

         (g) The Company shall have furnished to you copies of agreements between the Company and the directors and executive officers and certain stockholders of the Company, in form and content reasonably satisfactory to you, pursuant to which such persons agree not to offer, sell, or contract to sell, or otherwise dispose of, any shares of Common Stock beneficially owned by them or any securities convertible into, or exchangeable for, Common Stock, on or before the 120th day after the date of this Agreement without your prior written consent.

         (h) The Company shall have furnished or caused to be furnished to you at such Delivery Date certificates of officers of the Company reasonably satisfactory to you as to the accuracy of the respective representations and warranties of the Company herein at and as of such Delivery Date, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Delivery Date, as to the matters set forth in subsections
(a) and (e) of this Section and as to such other matters as you may reasonably request.

         (i) On each Delivery Date there shall have been duly tendered to the Initial Purchasers the appropriate principal amount of Debentures.

         (j) The Securities shall have been approved by the National Association of Securities Dealers, Inc. for trading in the PORTAL market.

         (k) The Company and the Initial Purchasers shall have executed and delivered the Registration Rights Agreement on the date of this Agreement.

         (l) The Indenture shall have been duly executed and delivered by the Company and the Trustee, and the Debentures shall have been duly executed and delivered by the Company and duly authenticated by the Trustee.

         (m) If any event shall have occurred that requires the Company under
Section 5(c) hereof to prepare an amendment or supplement to the Offering Memorandum, such amendment or supplement shall have been prepared, the Initial Purchasers shall have been given a reasonable opportunity to comment thereon, and copies thereof delivered to the Initial Purchasers.

         (n) There shall not have occurred any invalidation of Rule 144A under the Securities Act by any court or any withdrawal or proposed withdrawal of any rule or regulation under the Securities Act or the Exchange Act by the Commission or any amendment or proposed amendment thereof by the Commission which in the judgment of the Initial Purchasers would materially impair the ability of the Initial Purchasers to purchase, hold or effect resales of the Debentures as contemplated hereby.

8.       Indemnification and Contribution.

         (a) The Company will indemnify and hold harmless each Initial Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Initial Purchaser may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, the Offering Memorandum, any document incorporated by reference therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will promptly reimburse each Initial Purchaser for any legal or other expenses reasonably incurred by such Initial Purchaser in connection with investigating, preparing to defend or defending, or appearing as a third-party witness in connection with, any such action or claim; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Preliminary Offering Memorandum, Offering Memorandum, any document incorporated by reference therein, or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Initial Purchasers through you expressly for use therein; provided, further, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Initial Purchaser from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, or any person controlling such Initial Purchaser, if a copy of the Offering Memorandum (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Initial Purchaser to such person, at or prior to the written confirmation of the sale of the Securities to such person, and if the Offering Memorandum (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities.

         (b) Each Initial Purchaser will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in Preliminary Offering Memorandum or the Offering Memorandum or any such amendment or supplement in reliance upon and in conformity with the Initial Purchaser's Information; and each such Initial Purchaser will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating, preparing to defend or defending, or appearing as a third-party witness in connection with, any such action or claim. The Company acknowledges that the Initial Purchasers' Information constitutes the only information furnished in writing by or on behalf of the Initial Purchasers for inclusion in the Preliminary Offering Memorandum or the Offering Memorandum, and you confirm that such statements are correct.

         (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that representation of such indemnified party and the indemnifying party may be inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them, the indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. It is understood that the indemnifying party shall, in connection with any such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of only one separate firm of attorneys together with appropriate local counsel at any time for all indemnified parties unless such firm of attorneys shall have reasonably concluded that one or more indemnified parties has actual differing interests with other indemnified parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to appoint counsel to defend such action and approval by the indemnified party of such counsel, the indemnifying party will not be liable for any settlement entered into without its written consent and will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). Notwithstanding the immediately preceding sentence and the first sentence of this paragraph, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement.

         (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Initial Purchasers on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Initial Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (after deducting the total discount and commissions, but before deducting expenses) received by the Company bear to the total discounts and commissions received by the Initial Purchasers, in each case as set forth in the table on the cover page of the Offering Memorandum. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Initial Purchasers on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it and distributed by it were offered to the Subsequent Purchasers exceeds the amount of damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations under this subsection (e) are several in proportion to their respective obligations and not joint.

         (e) The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Initial Purchasers within the meaning of the Securities Act; and the obligations of the Initial Purchaser under this Section 8 shall be in addition to any liability which the Initial Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Securities Act.

         (f) The Initial Purchasers acknowledge that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to
Section 7 hereof, counsel to the Company and counsel to the Initial Purchasers, will rely upon the accuracy and truth of the foregoing representations and the Initial Purchasers hereby consent to such reliance.

9.       Substitution of Initial Purchasers.

         (a) If any Initial Purchaser shall default in its obligation to purchase the Securities that it has agreed to purchase hereunder at a Delivery Date, you may in your discretion arrange for you or another party or other parties to purchase such Securities on the terms contained herein. If within 36 hours after such default by any Initial Purchaser you do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure another party or other parties satisfactory to you to purchase such Securities on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Securities, or the Company notifies you that they have so arranged for the purchase of such Securities, you or the Company shall have the right to postpone such Delivery Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Preliminary Offering Memorandum or the Offering Memorandum, or in any other documents or arrangements. The term "Initial Purchaser" as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

         (b) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by you and the Company as provided in subsection (a) above, the aggregate number of such Securities that remains unpurchased does not exceed one-eleventh of the aggregate number of all the Securities to be purchased at such Delivery Date, then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the number of Securities that such Initial Purchaser agreed to purchase hereunder at such Delivery Date and, in addition, to require each non-defaulting Initial Purchaser to purchase its pro rata share (based on the number of Securities that such Initial Purchaser agreed to purchase hereunder at such Delivery Date) of the share of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Initial Purchaser from liability for its default.

         (c) If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by you and the Company as provided in subsection (a) above, the aggregate number of such Securities that remains unpurchased exceeds one-eleventh of the aggregate number of all the Securities to be purchased at such Delivery Date, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Initial Purchaser to purchase Securities of a defaulting Initial Purchaser or Initial Purchasers, then this Agreement (or, with respect to the Second Delivery Date, the obligation of the Initial Purchasers to purchase and of the Company to sell the Optional Securities) shall thereupon terminate, without liability on the part of any non-defaulting Initial Purchasers or the Company, except for the expenses to be borne by the Company and the Initial Purchasers as provided in Section 6 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Initial Purchaser from liability for its default.

10.      Representations and Indemnities to Survive.

         The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Initial Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation (or any statement as to the results thereof) made by or on behalf of the Initial Purchasers or any controlling person of any Initial Purchaser, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

11.      Termination and Payment of Expenses.

         If this Agreement shall be terminated pursuant to Section 9 hereof, the Company shall not be under any liability to any Initial Purchaser except as provided in Section 6 and Section 8 hereof; but if for any other reason any Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Initial Purchasers through you for all out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred by the Initial Purchasers in making preparations for the purchase, sale and delivery of the Securities not so delivered, but the Company shall not then be under further liability to any Initial Purchaser except as provided in
Section 6 and Section 8 hereof.

12.      Notices.

         In all dealings hereunder, you shall act on behalf of each of the Initial Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Initial Purchaser made or given by you.

         All statements, requests, notices and agreements hereunder shall be in writing or by telegram if promptly confirmed in writing, and if to the Initial Purchasers shall be sufficient in all respects if delivered or sent by reliable courier, first-class mail, telex or facsimile transmission to Wheat, First Securities, Inc., at Riverfront Plaza, 901 East Byrd Street, Richmond, Virginia 23219, Attention: Corporate Finance Department; if to the Company shall be sufficient in all respects if delivered or sent by reliable courier, first-class mail, telex, or facsimile transmission to the address of the Company set forth in the Offering Memorandum, Attention: O. Bruton Smith, with a copy (which shall not constitute notice) to Parker, Poe, Adams & Bernstein L.L.P.; provided, however, that any notice to any Initial Purchaser pursuant to Section 8 hereof shall be delivered or sent by reliable courier, first-class mail, telex or facsimile transmission to such Initial Purchaser at its address set forth in Exhibit C, which address will be supplied to the Company by you upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

13.      Action by Initial Purchasers.

         Any action required or permitted to be taken by the Initial Purchasers under this Agreement may be taken by them jointly or by Wheat, First Securities, Inc. individually.

14.      Successors.

         This Agreement shall be binding upon, and inure solely to the benefit of, the Initial Purchasers and the Company and, to the extent provided in Sections 3 and 10 hereof, the officers and directors of the Company and each person who controls the Company or any Initial Purchasers, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Initial Purchaser shall be deemed a successor or assign by reason merely of such purchase.

15.      Time of the Essence.

         Time shall be of the essence in this Agreement.

16.      Business Day.

         As used herein, the term "business day" shall mean any day when the Commission's office in Washington, D.C. is open for business.

17.      Applicable Law.

         This Agreement shall be construed in accordance with the laws of the State of New York without regard to the conflicts of law provisions thereof.

18.      Captions.

         The captions included in this Agreement are included solely for convenience of reference and shall not be deemed to be a part of this Agreement.

19.      Counterparts.

         This Agreement may be executed by any one or more of the parties in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement among each of the Initial Purchasers and the Company.

                                       Very truly yours,

                                       SPEEDWAY MOTORSPORTS, INC.


                                   By: _________________________________
                                       Name:
                                       Title:

Accepted as of the date hereof at Richmond, Virginia:

WHEAT, FIRST SECURITIES, INC.
MONTGOMERY SECURITIES
J.C. BRADFORD & CO.
The Initial Purchasers

WHEAT, FIRST SECURITIES, INC.



By: ________________________
         Name:
         Title:

MONTGOMERY SECURITIES



By: ________________________
         Name:
         Title:

J.C. BRADFORD & CO.



By: ________________________
         Name:
         Title:

                                   SCHEDULE I

                                                                                            Principal Amount of
                                                                                            Optional Securities
                                                              Principal Amount of             to be Purchased
    Name of                                                     Firm Securities                 if Maximum
Initial Purchaser                                               to be Purchased              Option Exercised

Wheat, First Securities, Inc..................................    31,500,000                      3,150,000
Montgomery Securities.........................................    21,000,000                      2,100,000
J.C. Bradford & Co............................................    17,500,000                      1,750,000
                                                                 -----------                     ----------

   Total......................................................   $70,000,000                     $7,000,000
                                                                  ==========                      =========

                                   SCHEDULE II

                           SPEEDWAY MOTORSPORTS, INC.
                            (a Delaware corporation)
                     Convertible Subordinated Notes due 2003


          1. The price of the Securities to be resold to Subsequent Purchasers shall be 100% of the principal amount thereof, plus accrued interest, if any, from the date of issuance.

          2. The purchase price to be paid by the Initial Purchasers for the Securities shall be 97.5% of the principal amount thereof.

          3.      The interest rate on the Securities shall be 5 3/4% per annum.

          4. The Securities shall be convertible into shares of voting common stock, par value $.01 per share, of the Company at an initial conversion price of $31.11 per share.

          5. The redemption price for Securities redeemed at the option of the Company (expressed as percentages of principal amount), if redeemed during the 12-month period beginning on September 30 of the years indicated, shall be:

            Year                                             Percentage

            2000........................................       102.46%
            2001........................................       101.64%
            2002........................................       100.82%

         The amount payable upon redemption of Securities shall include the redemption price shown above, together with accrued and unpaid interest to the date fixed for redemption.

                                                                       EXHIBIT A


                                     LEGEND

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION.

         THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY OR ANY AFFILIATED PERSON OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) UNLESS SUCH OFFER, SALE OR OTHER TRANSFER IS (A) TO THE COMPANY, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON THE HOLDER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (C), (D) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION.

                                                                       EXHIBIT B

                                  SUBSIDIARIES

Atlanta Motor Speedway, Inc., a Georgia corporation

Bristol Motor Speedway, Inc., a Tennessee corporation

Charlotte Motor Speedway, Inc., a North Carolina corporation

Oil-Chem Research Corp., an Illinois corporation

Tecni Flyte Corporation, an Illinois corporation

Texas Motor Speedway, Inc., a Texas corporation

Texas International Raceway, Inc., a Texas corporation

600 Racing Inc., a North Carolina corporation

Speedway Funding Corp., a Delaware corporation

The Speedway Club, Inc., a North Carolina corporation

                                                                       EXHIBIT C
Wheat, First Securities, Inc.
Riverfront Plaza-West Tower
901 East Byrd Street
Richmond, Virginia  23219
Attention: William L. Tyson
Phone: (804) 649-2311
Fax: (804) 782-3440

Montgomery Securities
600 Montgomery Street
San Francisco, California  94111
Attention: Ken Lang
Phone: (804) 627-2000
Fax: (804) 249-5545

J.C. Bradford & Co.
330 Commerce Plaza
Nashville, Tennessee  27201
Attention: David Jones
Phone: (615) 748-9000
Fax: (615) 271-1096